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                                                                    EXHIBIT 21.1

                              List of Subsidiaries

         Name                                        Place of Incorporation
         ----                                        ----------------------
         ComStream Corporation                       Delaware

         ComStream UK Limited                        England and Wales

         ComStream Israel Ltd.                       Israel

         Armer Communications Engineering
         Services, Inc.                              Delaware